UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 10, 2022

TREASURE GLOBAL INC
(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2022, Treasure Global Inc, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named on Schedule 1 thereto (the “Representative”), relating to the Company’s initial public offering (the “Offering”) of 2,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.00001 per share, at an Offering price of $4.00 per share. Pursuant to the Underwriting Agreement, in exchange for the Representative’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to the Representative at a purchase price of $3.72 (93% of the public offering price per Share of $4.00);
provided however, that with respect to Shares that relate to investors sourced by the Company, the purchase price for such shares will be $3.86 per share (96.5%
of the public offering price per Share of $4.00)
 and issue the underwriters warrants (the “Representative’s Warrants”) to purchase an aggregate of 100,000 shares of the Company’s common stock, which is equal to five percent (5%) of the Shares sold in the Offering, excluding the over-allotment option, at an exercise price of $5.00, which is equal to 125% of the Offering price. The Representative’s warrant may be exercised beginning on February 10, 2023, until August 10, 2027. On August 11, 2022 the Representative delivered an exercise notice to the Company which exercised its over-allotment option in full to purchase an additional 300,0000 shares (the Option Shares” and together with the Firm Shares, the “Shares”) under the Underwriting Agreement.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-264364), as amended ( the “Original Registration Statement”) and the Company’s Registration Statement on Form S-1MEF (File No. 333-266760) (the “MEF Registration Statement” and together with the Original Registration Statement, the “Registration Statement”), and filed with the Securities and Exchange Commission (the “Commission”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Original Registration Statement was declared effective by the Commission on August 10, 2022 and the MEF Registration became effective upon filing on August 1
0
, 2022. The closing of the Offering for the Shares took place on August 15, 2022. Aggregate gross proceeds from the closing were $9,200,000. The Company intends to use the net proceeds from the Offering for marketing, hiring, IT development and working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company’s officers and directors, all existing stockholders who held shares of the Company’s common stock prior to the initial public offering, all security holders whose securities automatically converted into shares of the Company’s common stock on the closing date of the Offering and all stockholders who were issued shares of the Company’s common stock on the closing date of the Offering pursuant to anti-dilution provisions in their contracts with the Company have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s common stock or other securities convertible into or exercisable or exchangeable for shares of its common stock until February 10, 2023 without the prior written consent of the Representative.

The Underwriting Agreement and the Representative’s Warrants issued to the Representative are filed as Exhibits 1.1, and 4.1 to this Current Report on Form 8-K (this “Current Report”), and the description of the material terms of the Underwriting Agreement and the underwriters’ warrants are qualified in its entirety by reference to such exhibits.

Item 8.01. Other Events.

On August 10, 2022, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On August 15, 2022, the Company issued a press release announcing that it had closed its underwritten public offering of 2,300,000 shares of common stock, par value $0.00001 per share, at $4.00 per share. The Company received aggregate gross proceeds from the closing of $9,200,000, without deducting underwriting discounts and commissions and fees, and other estimated offering expenses. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated August 10, 2022.
4.1	Warrant issued to EF Hutton, division of Benchmark Investments, LLC dated August 10, 2022.
99.1	Press Release dated August 10, 2022.
99.2	Press Release dated August 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2022	TREASURE GLOBAL INC.

	By:	/s/ Chong Chan “Sam” Teo
	Name:	Chong Chan “Sam” Teo
	Title:	Chief Executive Officer